MAYTAG CORPORATION

                                   Exhibit 21

                     List of Subsidiaries of the Registrant.


The following schedule lists the subsidiaries of Maytag Corporation, a Delaware corporation, as of December 31, 1994.

                                                       State or Country
Corporate Name                                         of Organization

D.N. Holdings, Inc.                                    Delaware
     Dixie-Narco Inc.                                  West Virginia
Maytag Financial Services Corporation                  Delaware
Maytag Foreign Sales Corporation                       Virgin Islands
The Hoover Company                                     Delaware
Maytag Group Sourcing Co. (95%)                        Delaware
     Hoover SNC (5.7%)                                 France
Maytag International Inc.                              Delaware
     Maharashtra Investment, Inc.                      Delaware
Acasa Investments                                      Delaware
     Hoover SNC (94.3%)                                France
Hoover Holdings Inc. (95%)                             Delaware
     Hoover Mexicana S.A. de C.V.                      Mexico
     Juver Industrial S.A. de C.V.                     Mexico
     Hoover Limited                                    United Kingdom
          Maytag International Limited                 United Kingdom
     Hoover Oy                                         Finland
     Hoover European Holdings Inc.                     Delaware
          Domicor Holdings B.V. (3.69%)                The Netherlands
          Hoover Holdings Inc. (5%)                    Delaware
          Maytag Ltd. (94.16%)                         Canada
               Domicor Holdings B.V. (10.26%)          The Netherlands
     Domicor Holdings B.V. (86.05%)                    The Netherlands
          Hoover Gmbh                                  Germany
          Hoover srl (99%)                             Italy
          Hoover Electrica Portuguesa, Limitada        Portugal
          Hoover Benelux S.A.\N.V.                     Belgium
          Hoover Apparate A.G.                         Switzerland
          Hoover Austria Ges Mbh                       Austria
          Hoover Italiana S.P.A.                       Italy
               Hoover srl (1%)                         Italy
          Maytag Group Sourcing Co. (5%)               Delaware
     Maytag Limited (5.84%)                            Canada


NOTE:  Ownership in subsidiaries is 100% unless otherwise indicated.

Other subsidiaries in the aggregate would not constitute a significant subsidiary.